UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 11, 2023

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On October 11, 2023, upon the recommendation of the Nominating Committee, the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the “Company”) elected Kathleen L. Houghton to the Board, effective immediately. Ms. Houghton’s term will expire at the Company’s annual meeting of stockholders expected to be held in June 2024. There are no arrangements or understandings between Ms. Houghton and any other persons pursuant to which she was elected as a director. As an employee of the Company, the Board has determined that Ms. Houghton does not qualify as an independent director within the meaning of the listing standards of the Nasdaq Stock Market. Ms. Houghton is not being appointed to any Board committees. Additionally, other than previously disclosed executive compensation arrangements, there are no transactions involving the Company and Ms. Houghton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Houghton, age 51, has been Vice President — Sales and Marketing of the Company since May 2019 and joined the Company in November 2014 as Director of Marketing. She has over 25 years of marketing experience within industrial manufacturing companies. Her previous roles include 16 years with Kidde-Fenwal/United Technologies, including Director of Marketing Global Suppression. Other prior positions include Vice President, Marketing at C&M Corporation and Vice President, Sales & Marketing at Safety Hi-Tech USA. Ms. Houghton holds an MBA from Boston University as well as a Bachelor of Mechanical Engineering (Hons) and a Bachelor of Commerce (Marketing) from Monash University in Australia. Ms. Houghton brings over 25 years of sales and marketing experience and plays a key role in the Company’s strategic planning and growth.

Resignation of Director

On October 11, 2023, Stephen P. Mandracchia provided notice to the Company of his resignation as a member of the Board, effective immediately. Mr. Mandracchia’s decision to resign was not the result of any disagreement with the Company. In connection with his departure, the Company agreed to extend the exercise period of Mr. Mandracchia’s outstanding stock options to purchase an aggregate of 25,076 shares of Company common stock through the respective original terms thereof.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2023, the Company issued a press release announcing changes to its Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued October 12, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

HUDSON TECHNOLOGIES, INC.

By:	/s/ Nat Krishnamurti
Name:	Nat Krishnamurti
Title:	Chief Financial Officer & Secretary

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